EXHIBIT 10.11

ZYMETIS, INC.

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made this ____ day of ______, _____ by and between Zymetis, Inc., a Delaware corporation (the "Company") and _____________ ("Employee").

1.      Grant of Option.  The Company hereby grants Employee the option (the "Option") to purchase all or any part of an aggregate of _____ shares (the "Shares") of Common Stock of the Company at the exercise price of $_____ per share according to the terms and conditions set forth in this Agreement and in the Zymetis, Inc. 2006 Stock Incentive Plan (the "Plan").  The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").  The Option is issued under the Plan and is subject to its terms and conditions.  A copy of the Plan will be furnished upon request of Employee.  The Option shall terminate at the close of business five years from the date hereof.

2.      Vesting/Transfer of Option Rights.

(a)  The Option may be exercised by Employee at any time after the date hereof and until five years after the date hereof.

(b)  During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

3.      Exercise of Option after Death or Breach.  The Option shall terminate and may no longer be exercised if Employee willfully engages in misconduct which causes substantial injury to the Company or its affiliates, its employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Employee's part shall be considered "willful" unless done or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.  The Option may be exercised at any time within 12 months after Employee's death by the personal representatives or administrators of Employee, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, and shall expire on the first anniversary of Employee's death.

4.      Method of Exercise of Option.  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price.  Payment of the exercise price shall be made in cash (including bank check, personal check or money order payable to the Company).

5.      Miscellaneous.

(a)  Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)  No Rights of Stockholders.  Neither Employee, Employee's  legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Employee, Employee's legal representative or permissible assignee, as applicable.

(c) No Right to Employment/Consulting.  The grant of the Option shall not be construed as giving Employee the right to be retained in the employ of, to continue serving as an Employee to, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Employee, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d)  Adjustments.  Notwithstanding any other provision of this Option Agreement, if there shall be any change in the common stock subject to the Option through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, or the Company shall enter into a written agreement to undergo such a transaction or event, the Company, in its absolute discretion, may either:  (i) make appropriate adjustment in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder (provided that the number of shares subject to the Option shall always be a whole number) or (ii) cancel any or all of this Option and pay to Employee in cash the value of such cancelled Option or portion thereof based on the price per share received, or to be received, by a shareholder of the Company in such transaction event.

(e)  Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(f)  Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(g)  No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other person.

(h)  Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(i)  Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the Delaware General Corporation Law.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(j)  Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

ZYMETIS, INC.

Name:____________________________________

Title: _____________________________________

Employee: __________________________________